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As filed with the Securities and Exchange Commission on December 15, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REPUBLIC AIRWAYS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1449146 (I.R.S. Employer Identification Number)

8909 Purdue Road, Suite 300
Indianapolis, IN 46268
(317) 484-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bryan K. Bedford
Chairman, Chief Executive Officer and President
Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
(317) 484-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James D. Tussing, Esq. Gregg J. Berman, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400	Stephen A. Greene, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000 Facsimile: (212) 269-5420

Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-129869

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                  If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

                  If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.001 par value	9,200,000 shares	$16.06	$147,752,000	$17,391

Common Stock, $.001 par value	287,500 shares	$14.50(3)	$4,168,750	$447

Total	9,487,500 shares		$151,920,750	$17,838(4)

(1)
Includes 1,237,500 shares of Common Stock subject to the underwriters' over-allotment option.

(2)
This Registration Statement relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-129869) (the "Prior Registration Statement"), which was declared effective on December 15, 2005. In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($147,752,000), comprised of 9,200,000 shares of Common Stock multiplied by $16.06, is carried forward to this Registration Statement, and 287,500 additional shares of Common Stock, having a proposed maximum aggregate offering price of $4,168,750, are registered hereby, which amount is less than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement.

(3)
Based on the public offering price.

(4)
In connection with the Prior Registration Statement, a registration fee of $17,391 was paid in respect of the 9,200,000 shares registered thereunder. Remitted herewith is $447, representing the registration fee for the $4,168,750 of securities registered under this Registration statement.

                  In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-3 (No. 333-129869) to which this Registration Statement relates.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 15, 2005.

REPUBLIC AIRWAYS HOLDINGS INC.
By:	/s/ BRYAN K. BEDFORD
	Name:	Bryan K. Bedford
	Title:	Chairman of the Board, Chief Executive Officer and President

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ BRYAN K. BEDFORD Bryan K. Bedford	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 15, 2005
/s/ ROBERT H. COOPER Robert H. Cooper	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 15, 2005
* Joseph M. Jacobs	Director	December 15, 2005
* Douglas J. Lambert	Director	December 15, 2005
* Jay L. Maymudes	Director	December 15, 2005
* Lawrence J. Cohen	Director	December 15, 2005
* Mark E. Landesman	Director	December 15, 2005
* Mark L. Plaumann	Director	December 15, 2005
*By:	/s/ BRYAN K. BEDFORD		December 15, 2005
	Name:	Bryan K. Bedford
	Title:	Attorney-in-fact

II-1

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1(i)*	Specimen Stock Certificate.
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney.

*
Previously filed in connection with Registration Statement on Form S-3 (No. 333-129869).

(i)
Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-84092, which was declared effective on May 26, 2004.

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SIGNATURES
EXHIBIT INDEX